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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GREAT WOLF RESORTS, INC.
(Name of Registrant as Specified In Its Charter)

CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE
HOVDE CAPITAL ADVISORS LLC
FINANCIAL INSTITUTION PARTNERS, L.P.
FINANCIAL INSTITUTION PARTNERS, LTD.
FINANCIAL INSTITUTION PARTNERS III, L.P.
FINANCIAL INSTITUTION PARTNERS IV, L.P.
THE HOVDE FINANCIAL, INC. PROFIT SHARING PLAN AND TRUST
THE ERIC D. AND STEVEN D. HOVDE FOUNDATION
THE BRITTA ANN HOVDE TRUST
THE CARLIN CHRISTINE TUCKER TRUST
STEVEN D. HOVDE
RICHARD J. PERRY, JR.
ERIC D. HOVDE
RICHARD T. MURRAY III
ERIC S. LUND
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL [    ], 2008

CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE

April [    ], 2008

Dear Fellow Stockholders:

        We, the members of the Concerned Great Wolf Stockholders' Committee (the "Committee"), are writing to you because Great Wolf Resorts, Inc. (the "Company") will be holding its Annual Meeting of Stockholders on May 28, 2008 at 9:00 a.m. Eastern time (the "Annual Meeting"), and you will have a chance to have your voice heard in charting the future course of the Company.

        The Committee is concerned by the consistently poor performance of the Company's stock and operations. Since December 31, 2004, the market price of the Company's common stock, par value $0.01 per share (the "Shares"), has decreased by approximately 68.7% per share from $22.34 to $6.99 (as of April 2, 2008). In addition, the Company reported a net loss for the 2007 fiscal year of $9,581,000 and forecasts a net loss for the 2008 fiscal year of between $12,990,000 and $17,790,000. Furthermore, in the Company's earnings release for the fourth quarter of 2007, Management reports a decrease in total occupancy rates of approximately 300 basis points for fiscal year 2007 from 64% in fiscal year 2006.

        Notwithstanding this sustained and projected decline, the Company's Board of Directors (the "Board") and its management team ("Management") continue to pursue an aggressive growth strategy for the Company, with one new resort property recently opened, another two in development and three additional projects in the planning phase. The Committee believes that the economic viability of a number of these projects is questionable, and that the Company will not be able to finance this rapid rate of growth considering the current conditions of the credit markets. Further, in light of the weakness in the U.S. economy, the Committee believes it would be imprudent for the Company to assume this type of development risk. If the Company is interested in pursuing new projects, the Company should be focusing on growing its brand outside of the U.S. Unfortunately, the Company has not been successful at establishing any international development partnerships.

        We believe stockholder value can be restored if the Company devotes its resources to increasing revenues at existing properties, enhancing its expense control and cost reduction efforts, deleveraging its balance sheet, and selectively continuing to expand through joint ventures with other equity partners or through development projects in locations that have overwhelmingly favorable population or other dynamics.

        We think that the Board needs new voices providing a fresh perspective in order to accomplish these goals. We believe the best way to restore confidence in the Company is to replace a portion of the current Board with new non-employee directors, who are willing to say "No" to Management when the stockholders' interests demand such an answer, and to demand accountability when targets are missed and market price dwindles. The time has come for a Board that is committed to exploring all opportunities to maximize stockholder value. We believe that our nominees bring the necessary skill, energy and experience to the Board. If elected, our nominees will strive to be catalysts for needed change.

        The Committee is seeking your support at the Annual Meeting to elect the Committee's nominees, Eric D. Hovde, Richard T. Murray, and Eric S. Lund, to the Board. The Committee urges you to carefully consider the information contained in the attached proxy statement and then support its efforts by signing, dating, and returning the enclosed GREEN proxy card today.

        If you have already voted for the nominees proposed by the Board using the Company proxy card, you may, and have every right to, change your vote by signing, dating, and returning a later dated proxy.

        If you have any questions or require additional assistance with your vote, please contact [                        ], which is assisting us with this solicitation, at its address and toll-free number listed on the back cover of the attached proxy statement.

        Please log on to our website at http://www.savewolfnow.com for more information and continued updates, which we will post from time to time.

Thank you for your support,

CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN
VOTING YOUR GREEN PROXY CARD, OR NEED ADDITIONAL COPIES OF
THE COMMITTEE'S PROXY MATERIALS, PLEASE
CALL [                        ] AT THE PHONE NUMBERS LISTED BELOW.

[                        ]
Call Toll-Free: [                        ]
Banks and Brokerage Firms Call Toll-Free: [                        ]

2008 ANNUAL MEETING
OF
THE STOCKHOLDERS OF GREAT WOLF RESORTS, INC.

PROXY STATEMENT
OF
CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE

        This Proxy Statement and the accompanying GREEN proxy card are being furnished to stockholders ("Stockholders") of Great Wolf Resorts, Inc. (the "Company" or "Great Wolf") in connection with the solicitation of proxies by the Concerned Great Wolf Stockholders' Committee (the "Committee"), to be used at the Annual Meeting of Stockholders of the Company, which is scheduled to be held at 9:00 a.m. Eastern time on May 28, 2008, at 2941 Fairview Park Drive, Suite 550, Falls Church, VA 22042, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the GREEN proxy card are first being furnished to Stockholders on or about [                        ], 2008.

        The Committee is soliciting your proxy for the Annual Meeting to elect to the Board of Directors of the Company (the "Board") (a) Eric D. Hovde "("Mr. E. Hovde"), Richard T. Murray III ("Mr. Murray") and Eric S. Lund ("Mr. Lund" and together with Messrs. E. Hovde and Murray, the "Nominees") who have consented, if elected, to serve as directors, and (b) the persons nominated by Great Wolf to serve as directors other than Joseph V. Vittoria, Elan Blutinger and Randy L. Churchey (the "Management Nominees"). Information about the Management Nominees may be found in the proxy statement filed by the Company with the Commission on [            ], 2008 (the "Company Proxy Statement"). There are no assurances that the Management Nominees will, if elected, serve with any of our Nominees.

        IF ELECTED, CONSISTENT WITH THEIR FIDUCIARY DUTY, OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE STOCKHOLDERS OF GREAT WOLF. WE URGE YOU TO VOTE YOUR GREEN PROXY CARD FOR ERIC D. HOVDE, RICHARD T. MURRAY, AND ERIC S. LUND.

REASONS FOR THE COMMITTEE'S SOLICITATION

        The Committee currently owns in the aggregate a total of 1,737,721 shares of the Company's common stock, par value $0.01 per share (the "Shares"), representing approximately 5.6% of the issued and outstanding Shares. As a significant stockholder of the Company, our goal is to maximize the value of the Shares. We believe that the Company has a valuable franchise and occupies an enviable market position. However, we are concerned with the Company's poor stock and operating performance.

  •
  As of April 2, 2008, the market price of the Company's common stock was $6.99 per share, an approximately 58.9% decline from the December 15, 2004 initial public offering price of $17.00 per share and an approximately 68.7% decline from the $22.34 per share price as of December 31, 2004.

  •
  The Company experienced a net loss of $9,581,000 for fiscal year 2007 and has forecast future net losses of between $12,990,000 and $17,790,000 for fiscal year 2008.

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  The Company's total occupancy rate for the year ended December 31, 2007 was 62.2%, which reflects a decline of approximately 300 basis points from the prior year.

        The Committee also believes that Management's compensation is excessive in light of the Company's operating performance. We believe that the Company's compensation system must be appropriately tied to performance.

        The Committee is intent on actively seeking to maximize value for all stockholders by expanding Management oversight, improving the Company's operations, and causing the Board and Management to fully evaluate the Company's strategic options, including a sale of the Company. Specifically, if elected, our Nominees will urge the Board to:

  •
  Meet at least eight times annually;

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  Engage a financial advisor to conduct a thorough review of the Company's strategic options;

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  Evaluate the Company's operating and construction expenses in an effort to improve operating margins;

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  Restructure the Company's compensation expenses to ensure that compensation properly motivates employees by linking compensation to the Company's core operating performance;

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  Evaluate the Company's current and future capital and debt needs; and

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  Review each of the Company's existing and proposed development projects to ensure that the Company is pursuing an intelligent growth strategy.

        Our Nominees have strong financial and real estate development backgrounds and, if elected, will provide new, independent voices in the Company's boardroom and will seek to start the process of rebuilding stockholder value. Our Nominees are committed to closely monitoring the management of the Company (the "Management") and holding Management accountable for the Company's performance.

ACTIONS LEADING TO THE COMMITTEE'S SOLICITATION

        Members of the Committee are long-term stockholders of the Company, many of whom have maintained an investment in the Company, and its predecessor companies, since before its initial public offering on December 14, 2004. Members of the Committee have been supportive stockholders of the Company, providing advice and guidance to members of the Company's Management and Board upon request. However, members of the Committee have grown increasingly concerned with the Company's operating and stock performance.

        Accordingly, beginning in the summer of 2006, Mr. E. Hovde began a dialogue with John Emery, the Company's Chief Executive Officer, regarding the direction of the Company. Mr. E. Hovde indicated to Mr. Emery that he had concerns relating to the composition of the Board. Specifically, Mr. E. Hovde requested Mr. Emery to discuss with the Board the prospect of appointing members to the Board nominated by the Company's large stockholders. Mr. Emery was not receptive to Mr. E. Hovde's requests. Mr. E. Hovde followed up on these conversations by sending a letter, dated January 21, 2008, to the Board and Mr. Emery. In this letter, Mr. E. Hovde requested that the Company take such actions as may be necessary to replace two or more of its existing members of the Board with two or more individuals who are representative of the significant stockholders of the Company.

        The Board's Chairman, Joseph Vittoria, on behalf of the Company, rejected Mr. E. Hovde's request by letter, dated January 24, 2008. Subsequently, Mr. E. Hovde and Mr. Emery have engaged in conversations regarding Mr. E. Hovde's request and the Company's negative response. Notwithstanding Mr. E. Hovde's repeated requests, the Company has been unwilling to appoint as members of the Board individuals recommended by Mr. E. Hovde. Accordingly, the Committee is soliciting your proxies for purposes of electing the Nominees to the Board at the Annual Meeting.

IMPORTANT

        THE ELECTION OF OUR NOMINEES REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST, ASSUMING A QUORUM IS PRESENT OR OTHERWISE REPRESENTED AT THE ANNUAL MEETING. AS A RESULT, YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF WHETHER YOU OWN ONE SHARE OR MANY SHARES. THE COMMITTEE URGES YOU TO SIGN, DATE, AND RETURN THE ENCLOSED GREEN PROXY CARD TODAY TO VOTE FOR THE ELECTION OF THE COMMITTEE'S NOMINEES.

        Please review this document and the enclosed materials carefully, your vote is very important, regardless of whether you own one share or many shares.

  •
  If your Shares are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to the Committee, c/o [                        ], in the enclosed envelope today.

  •
  If you have previously signed and returned a [            ] proxy card to the Company, you can, and have the right to, change your vote. Only your latest dated proxy card will count. You may revoke any [            ] proxy card already sent to the Company by signing, dating, and mailing the enclosed GREEN proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or later dated proxy for the Annual Meeting to [                        ], or by voting in person at the Annual Meeting.

  •
  If any of your Shares are held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GREEN proxy card. The Committee urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Committee, c/o [                        ], which is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this proxy statement (this "Proxy Statement"), so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

  •
  After signing the enclosed GREEN proxy card, do not sign or return the [            ] proxy card, even as a sign of protest, because only your latest dated proxy card will be counted.

        If you have any questions regarding your proxy, or need assistance in voting your Shares, please call:

[                        ]

        In addition, please log on to our website at http://www.savewolfnow.com for more information and continued updates, which we will post from time to time.

ELECTION OF DIRECTORS

        The Board is currently composed of seven directors. At the Annual Meeting, seven directors will be elected. The Committee is seeking your support to elect our Nominees to serve until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified. The election of our Nominees requires the affirmative vote of a plurality of the votes cast.

OUR NOMINEES

        We have nominated three highly qualified Nominees, who we believe possess the expertise necessary to restore and enhance stockholder value. Two of our Nominees, Messrs. Murray and Lund, are independent of the Company in accordance with U.S. Securities and Exchange Commission (the

"Commission") and The NASDAQ Global Market rules on board independence. Mr. E. Hovde may not be deemed to be an independent director due to the lease agreement between the Company and Hovde Building LLC, a real estate development and management company ("HBLLC") that is co-owned and co-managed by Messers. E. Hovde and Steven D. Hovde ("Mr. S. Hovde"), as more fully described below. If elected, our Nominees are committed to acting in the best interests of the Company's stockholders and will pursue their efforts diligently and promptly.

        Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly held companies of each of our Nominees for at least the past five years. Each of our Nominees has consented to serve as a director of the Company and to be named in this Proxy Statement as our Nominee. None of the entities referenced below is a parent or a subsidiary of the Company.

Name	Age	Present Principal Occupation, Five Year Employment History, Business Address, and Public Company Directorships
Eric D. Hovde	44	Since April 2002, Mr. Hovde has served as Co-Founder, Managing Member, President, Chief Executive Officer and Chief Investment Officer of Hovde Capital Advisors LLC, a registered investment advisor that provides investment management services to the Funds. Additionally, Mr. Hovde is Co-founder of Hovde Financial, Inc., an investment banking firm specializing in providing financial advisory services to the bank and thrift industry, where he has served as Chairman since 2002. Mr. Hovde co-founded Hovde Financial, Inc. in 1987 and the predecessor of Hovde Capital Advisors LLC in 1993. Mr. Hovde also manages certain private equity and merchant banking activities of various affiliated entities. Mr. Hovde has served as a member of the board of directors of Sunwest Bank since 1997 and as Chairman of such board since 1998. He has also served as a director of ePlus inc. (NASDAQ: PLUS) since November 2006. Mr. Hovde is a licensed principal and registered representative with the Financial Industry Regulatory Authority. Mr. Hovde earned his Bachelors of Science in Economics and International Relations from the University of Wisconsin. Mr. Hovde's principal business address is Hovde Capital Advisors LLC, 1826 Jefferson Place, N.W., Washington, D.C. 20036.
Richard T. Murray III	32
		Mr. Murray has served as a Senior Investment Analyst with Hovde Capital Advisors LLC since February 2007. As such, Mr. Murray is responsible for evaluating, on behalf of Hovde Capital Advisors LLC and the Funds, investment opportunities within the housing, construction and real estate sectors. From 1999 until February 2007, Mr. Murray was an equity research analyst following the housing and real estate sectors for Raymond James & Associates, Inc., where he most recently served as Vice President, Equity Research—Real Estate Group. Mr. Murray also has previous real estate experience working with Gundaker in St. Louis, Missouri. Mr. Murray earned his Bachelors of Science in Finance, magna cum laude, from Saint Louis University. Mr. Murray's principal business address is Hovde Capital Advisors LLC, 1826 Jefferson Place, N.W., Washington, D.C. 20036.

Eric S. Lund	41
Since August 2005, Mr. Lund has served as the Co-founder and Chief Operating Officer of S&L Hospitality, a world-class real estate development, management and investment company. From 1996 until March 31, 2005, Mr. Lund was a Co-Founder and Executive Vice President of Sales and Marketing for Great Wolf Resorts, Inc. and a partner in the Great Lakes Companies, Inc. Mr. Lund has served on the Board of Directors of the Waisman Center in Madison, Wisconsin since September 2005, and the Deans Advisory Board of the University of Wisconsin Whitewater since March 2007. Mr. Lund holds a Bachelors of Arts degree from, and is the Co-chairman of Alumni Relations for, the University of Wisconsin Whitewater. Mr. Lund's principal business address is 2924 Marketplace Drive, Suite 101, Fitchburg, WI 53719.

        The Company and HBLLC entered into a lease agreement on September 1, 1997, whereby the Company leases office space, for purposes of maintaining its principal executive offices, at 122 West Washington Avenue, Madison, WI 53703, from HBLLC, which is the owner and lessor of such property. Messers. E. Hovde and S. Hovde each beneficially own 50% of HBLLC. The Company paid approximately $324,415 in annual rent under the terms of the lease for the 2007 fiscal year. Except for the foregoing and as otherwise disclosed in this Proxy Statement, none of the Participants is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loans or options arrangements, puts or calls, guarantees against losses or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

        If elected, our Nominees, will constitute a minority of the Board. Accordingly, our Nominees will not be able to adopt any measures without the support of at least some members of the current Board. Our Nominees, therefore, would seek to articulate and raise their concerns about the Company's performance with the other members of the Board and seek to work with the existing members of the Board to implement change and to explore other strategic options to enhance stockholder value.

        There can be no assurance that the actions our Nominees intend to take as described above will be implemented if they are elected or that the election of our Nominees will improve the Company's business or otherwise enhance stockholder value. Your vote to elect our Nominees will have only the legal effect of replacing three incumbent directors of the Company with our Nominees.

        The Committee expects that our Nominees will be able to stand for election to the Board, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GREEN proxy card will be voted for substitute nominees. In addition, the Committee reserves the right to nominate substitute nominees if the Company makes or announces any changes to the Company's Bylaws or Certificate of Incorporation or takes or announces any other action that has, or if consummated would have, the effect of disqualifying our Nominees. In any such case, Shares represented by the enclosed GREEN proxy card will be voted for such substitute nominees.

WE URGE YOU TO VOTE
"FOR" THE ELECTION OF OUR NOMINEES.

RECORD DATE AND VOTING

        According to the Company Proxy Statement, as of [            ], 2008, the Company had issued and outstanding [            ] Shares entitled to be voted at the Annual Meeting. Each Share is entitled to one vote on each matter submitted to a vote of stockholders. Only the stockholders of record at the close of business on [            ], 2008, will be entitled to vote at the Annual Meeting. If your Shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those Shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card or to vote in person at the Annual Meeting.

        If your Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of Shares held in "street name." These proxy materials are being forwarded to you by your broker who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your Shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your Shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your Shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these Shares in person at the meeting unless you specifically request a document called a "legal proxy" from your broker and bring it to the Annual Meeting.

        Under Delaware law and the Company's Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the Shares entitled to vote. Abstentions and broker non-votes are considered to be Shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers do not have discretionary voting power with respect to the election of directors at the Annual Meeting. Therefore, broker non-votes will not be counted in this election of directors.

        The seven nominees receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected to the Board. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. Generally, for each other item properly presented for a vote, the affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions and broker non-votes are not counted as votes present for the purpose of electing directors. Stockholders of record may appoint proxies to vote their Shares by signing, dating, and mailing the GREEN proxy card in the postage-paid envelope provided.

        If your Shares are held in the name of a custodian and you want to vote in person at the Annual Meeting, you may specially request a document called a "legal proxy" from the custodian and bring it to the Annual Meeting.

        If you need assistance, please contact our proxy solicitor, [                        ] , toll-free at [            ].

        Shares represented by properly executed, but unmarked, GREEN proxy cards will be voted at the Annual Meeting as marked and will be voted FOR the election of our Nominees to the Board and Management's Nominees to the Board other than Joseph V. Vittoria, Elan Blutinger and Randy L. Churchey, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

        You are being asked to elect our Nominees. Stockholders should refer to the Company Proxy Statement for the names, backgrounds, qualifications, and other information concerning the Management Nominees.

REVOCATION OF PROXIES

        Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Committee in care of [                        ] at the address set forth on the back cover of this Proxy Statement or to the Company at 122 West Washington Avenue, Madison, WI 53703 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee in care of [                        ] at the address set forth on the back cover of the Proxy Statement so that the Committee will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, [                        ] may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of our Nominees.

IF YOU WISH TO VOTE "FOR" THE ELECTION OF OUR NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

ADDITIONAL INFORMATION

        The principal executive offices of the Company are located at 122 West Washington Avenue, Madison, WI 53703. Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the Commission and other publicly available information.

        The principal executive offices of each member of the Committee is 1826 Jefferson Place, N.W., Washington, D.C. 20036, except that the principal executive offices of Mr. S. Hovde is 1629 Colonial Parkway, Inverness, IL 60067 and the principal executive offices of Mr. Lund is 2924 Marketplace Drive, Suite 101, Fitchburg, WI 53719.

PROXY SOLICITATION; EXPENSES

        Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitations may be made by the Committee, including our Nominees, affiliates of members of the Committee and each of their respective employees and representatives, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees, and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

        Hovde Capital Advisors LLC, a Delaware limited liability company (the "Investment Advisor"), on behalf of the Committee, has agreed to indemnify our Nominees against any liabilities, costs and expenses related to this proxy solicitation. The Investment Advisor and our Nominees intend to enter into written indemnification agreements with respect thereto.

        In addition, the Committee has retained [                        ] to solicit proxies on its behalf in connection with the Annual Meeting. [                        ] will employ approximately [    ] people in its efforts. We have agreed to reimburse [                        ] for its reasonable expenses and to pay [                        ] a fee up to $[            ]. We anticipate that the reasonable expenses incurred by the [                        ] and the Committee in connection herewith for printing, publishing, mailing, etc. will amount to, in the aggregate, approximately $[    ]. If the Committee is successful with this proxy solicitation and the Nominees are elected to the Board, the Committee will seek reimbursement from the Company for any expenses or costs incurred or reimbursed by the Committee in connection herewith, including the proxy solicitation fee paid to the [                        ].

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

        Each member of the Committee may be deemed to be a participant in this solicitation. As of the Record Date and April [    ], 2008, the approximate date on which this Proxy Statement and the GREEN proxy card are being mailed to stockholders, the members of the Committee were the beneficial owners of an aggregate of 1,737,721 Shares, which currently represents approximately 5.6% of the issued and outstanding Shares. The Committee is composed Mr. E. Hovde; Mr. Murray; Mr. Lund; Mr. S. Hovde; Richard J. Perry, Jr. ("Mr. Perry") (each of Messrs. E. Hovde, Murray, Lund, S. Hovde and Perry are citizens of the United States); the Investment Advisor; Financial Institution Partners, L.P., a Delaware limited partnership ("FIP LP"); Financial Institution Partners, Ltd., a Cayman Islands exempted company ("FIP LTD"); Financial Institution Partners III, L.P., a Delaware limited partnership ("FIP III"); Financial Institution Partners IV, L.P., a Delaware limited partnership ("FIP IV"; together with FIP LP, FIP LTD, and FIP III, the "Funds"); the Eric D. and Steven D. Hovde Foundation, an irrevocable trust (the "Foundation"); the Hovde Financial, Inc. Profit Sharing Plan and Trust, an employee benefit plan (the "Plan"); the Britta Ann Hovde Trust, an irrevocable trust ("BAHT"); and the Carlin Christine Tucker Trust, an irrevocable trust ("CCTT").

        The Investment Advisor is primarily engaged in the business of providing investment advisory services; each of the Funds is primarily engaged in the business of investing in securities; the Foundation is an irrevocable trust established for purposes of furthering certain charitable endeavors; the Plan is an employee benefit plan; and BAHT and CCTT are each irrevocable trusts. Messrs. E. Hovde, Perry, and Murray are primarily engaged in the business of serving as managing members, senior executive officers, and/or employees, as the case may be, of the Investment Advisor. Mr. S. Hovde is primarily engaged in the business of serving as the President and Chief Executive Officer of the Investment Advisor's investment banking affiliate, Hovde Financial, Inc., and Mr. Lund is primarily engaged in the business of serving as the Chief Operating Officer of a real estate development, management, and investment company.

        For more information regarding (a) ownership of the Shares by members of the Committee and our Nominees and (b) purchases and sales of Shares during the past two years by members of the Committee, see Schedule I attached hereto.

        No Nominee is involved in any material pending legal proceeding with respect to the Company. Except for what is set forth above or as otherwise set forth in this Proxy Statement, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director. None of our Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company; however, Mr. Lund was a Co-Founder and partner in the Great Lakes Companies, Inc., the predecessors to the Company, and served as the Executive Vice President of Sales and Marketing for the Company until March 31, 2005.

        The Committee reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Securities Exchange Act of 1934, as amended.

        Except as set forth in this Proxy Statement, including Schedule I hereto: (i) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (ii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iii) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (iv) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (v) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangement or understanding with any persons with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, divisions of losses or profits, or the giving or withholding of proxies; (vi) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (vii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of a parent or subsidiary of the Company; (xiii) no Participant in this solicitation or any of its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $120,000; (ix) no Participant in this solicitation or any of its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (x) no person, including the Participants in this solicitation, who is a party to an arrangement or understanding pursuant to which our Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise, in any manner to be acted on at the Annual Meeting.

        THE COMMITTEE HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURES REQUIRED BY APPLICABLE LAW THAT ARE INCLUDED IN THE COMPANY PROXY STATEMENT. THESE DISCLOSURES INCLUDE, AMONG OTHER THINGS, INFORMATION RELATING TO THE OWNERSHIP OF COMPANY SECURITIES BY CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT; STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING; BIOGRAPHICAL INFORMATION OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS; EXECUTIVE COMPENSATION; AND AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS. STOCKHOLDERS SHOULD REFER TO THE COMPANY PROXY STATEMENT IN ORDER TO REVIEW THESE DISCLOSURES.

        WE URGE YOU TO SIGN, DATE, AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

Dated: April [    ], 2008

Sincerely,

THE CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE
By: HOVDE CAPITAL ADVISORS LLC
By:	Eric D. Hovde Managing Member, President, Chief Executive Officer and Chief Investment Officer	By:	Eric D. Hovde

SCHEDULE I

A.    Beneficial Ownership of the Shares

        The following table sets forth information with respect to the beneficial ownership of the Shares as of April 3, 2008 by the Committee and our Nominees. The percentage ownership information is based on 30,849,068 Shares outstanding as of March 5, 2008, as disclosed in the Company's Annual Report on Form 10-K filed with the Commission on March 5, 2008. The business address of all members of the Committee and our Nominees is c/o Hovde Capital Advisors LLC, 1826 Jefferson Place, N.W., Washington, D.C. 20036, unless otherwise specified.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Mr. E. Hovde	1,730,974	(1)	5.6%
Common Stock	Mr. Perry	1,666,478	(2)	5.4%
Common Stock	FIP LP	630,156		2.0%
Common Stock	FIP III	331,835		1.0%
Common Stock	FIP LTD	307,570		*	%
Common Stock	FIP IV	72,527		*	%
Common Stock	Mr. S. Hovde	28,140	(3)	*	%
Common Stock	Foundation	19,315		*	%
Common Stock	Plan	8,825		*	%
Common Stock	Mr. Lund 2924 Marketplace Drive, Suite 101 Fitchburg, WI 53719	2,747		*	%
Common Stock	BAHT	2,000		*	%
Common Stock	CCTT	2,000		*	%

(1)
Includes (a) 59,671 Shares directly beneficially owned by Mr. E. Hovde, (b) 301,075 Shares directly beneficially owned by a separately managed account (the "SMA"), (c) 630,156 Shares directly beneficially owned by FIP LP, (d) 307,570 Shares directly beneficially owned by FIP LTD, (e) 331,835 Shares directly beneficially owned by FIP III, (f) 72,527 Shares directly beneficially owned by FIP IV, (g) 19,315 Shares directly beneficially owned by the Foundation and (h) 8,825 Shares directly beneficially owned by the Plan. Mr. E. Hovde may be deemed to beneficially own the Shares itemized in (b) through (h) because he is (x) a managing member of the Investment Advisor, which provides investment advisory services to the Funds and a separately managed account, (y) a managing member of each general partner of each of FIP LP, FIP III and FIP IV and the management company of FIP LTD and (z) a trustee of the Foundation and the Plan.

(2)
Includes (a) 301,075 Shares directly beneficially owned by the SMA, (b) 630,156 Shares directly beneficially owned by FIP LP, (c) 307,570 Shares directly beneficially owned by FIP LTD, (d) 331,835 Shares directly beneficially owned by FIP III, (e) 72,527 Shares directly beneficially owned by FIP IV, (f) 19,315 Shares directly beneficially owned by the Foundation, (g) 2,000 Shares directly beneficially owned by BAHT, and (h) 2,000 Shares directly beneficially owned by CCTT. Mr. Perry may be deemed to beneficially own the Shares itemized in (a) through (h) because he is (x) a managing member of the Investment Advisor, which provides investment advisory services to the Funds and a separately managed account, (y) a managing member of each general partner of each of FIP LP, FIP III and FIP IV and the management company of FIP LTD and (z) a trustee of each of the Foundation, BAHT and CCTT.

(3)
Includes (a) 19,315 Shares directly beneficially owned by the Foundation and (b) 8,825 Shares directly beneficially owned by the Plan. Mr. S. Hovde may be deemed to beneficially own the Shares itemized in (a) and (b) because he is a trustee of the Foundation and the Plan.

B.    Transactions in Shares During the Past Two Years

(Except as otherwise specified, all purchases and sales were made in the open market on the Nasdaq)

        The following table indicates the date of each transaction in the Shares by members of the Committee and our Nominees within the past two years, and the number of Shares acquired or sold. Except as set forth below, none of the Nominees effected any transactions in the Shares during the past two years.

Name	Transaction	No. of Shares	Trade Date
Mr. Lund	Sell	100	01/24/2006
Mr. Lund	Sell	100,000	02/24/2006
Mr. Lund	Sell	150,000	02/24/2006
Mr. Lund	Sell	50,000	03/15/2006
Mr. Lund	Sell	22,000	03/16/2006
Mr. Lund	Sell	25,000	03/30/2006
Mr. Lund	Sell	25,000	03/30/2006
Mr. Lund	Sell	11,000	03/30/2006
Mr. Lund	Sell	25,000	03/31/2006
LONGONLY	Buy	935	04/03/2006
FIP IV	Sell	210	04/06/2006
FIP LTD	Sell	300	04/06/2006
Topanga	Sell	290	04/06/2006
FIP IV	Sell	750	04/07/2006
FIP III	Sell	3,040	04/07/2006
FIP LP	Sell	5,560	04/07/2006
FIP LTD	Sell	1,750	04/07/2006
LONGONLY	Sell	90	04/07/2006
Topanga	Sell	1,110	04/07/2006
FIP IV	Buy	820	05/02/2006
FIP IV	Buy	3,350	05/02/2006
FIP III	Buy	7,810	05/02/2006
FIP III	Buy	16,270	05/02/2006
FIP LP	Buy	7,870	05/02/2006
FIP LP	Buy	25,990	05/02/2006
FIP LTD	Buy	2,300	05/02/2006
FIP LTD	Buy	7,832	05/02/2006
LONGONLY	Buy	20	05/02/2006
LONGONLY	Buy	920	05/02/2006
Topanga	Buy	1,180	05/02/2006
Topanga	Buy	4,590	05/02/2006
FIP IV	Buy	7,610	05/11/2006
FIP III	Buy	38,260	05/11/2006
FIP LP	Buy	61,339	05/11/2006
FIP LTD	Buy	18,130	05/11/2006
LONGONLY	Buy	2,280	05/11/2006
Topanga	Buy	10,280	05/11/2006
FIP IV	Buy	2,950	05/12/2006

FIP III	Buy	14,400	05/12/2006
FIP LP	Buy	22,918	05/12/2006
FIP LTD	Buy	6,900	05/12/2006
LONGONLY	Buy	800	05/12/2006
Topanga	Buy	4,000	05/12/2006
FIP IV	Buy	1,730	05/16/2006
FIP III	Buy	8,400	05/16/2006
FIP LP	Buy	13,369	05/16/2006
FIP LTD	Buy	4,000	05/16/2006
LONGONLY	Buy	500	05/16/2006
Topanga	Buy	2,300	05/16/2006
FIP IV	Buy	2,090	05/17/2006
FIP III	Buy	9,970	05/17/2006
FIP LP	Buy	14,630	05/17/2006
FIP LTD	Buy	4,370	05/17/2006
LONGONLY	Buy	90	05/17/2006
Topanga	Buy	2,620	05/17/2006
FIP IV	Buy	1,150	05/18/2006
FIP III	Buy	3,040	05/18/2006
FIP LP	Buy	7,780	05/18/2006
FIP LTD	Buy	2,330	05/18/2006
FIP IV	Buy	5,720	05/19/2006
FIP IV	Buy	5,380	05/19/2006
FIP III	Buy	28,000	05/19/2006
FIP III	Buy	29,413	05/19/2006
FIP LP	Buy	44,535	05/19/2006
FIP LP	Buy	44,000	05/19/2006
FIP LTD	Buy	13,400	05/19/2006
FIP LTD	Buy	13,200	05/19/2006
LONGONLY	Buy	1,500	05/19/2006
LONGONLY	Buy	1,400	05/19/2006
Topanga	Sell	93,393	05/19/2006
FIP IV	Buy	1,170	05/22/2006
FIP III	Buy	5,700	05/22/2006
FIP LP	Buy	8,605	05/22/2006
FIP LTD	Buy	2,600	05/22/2006
LONGONLY	Buy	400	05/22/2006
FIP IV	Buy	1,160	05/23/2006
FIP III	Buy	5,600	05/23/2006
FIP LP	Buy	8,737	05/23/2006
FIP LTD	Buy	2,600	05/23/2006
LONGONLY	Buy	200	05/23/2006
LONGONLY	Buy	1,100	06/05/2006
LONGONLY	Buy	800	06/06/2006
FIP III	Sell	13,200	07/03/2006
FIP LP	Buy	10,455	07/05/2006
FIP III	Sell	9,694	07/06/2006
FIP LTD	Sell	450	07/06/2006
FIP IV	Sell	1,420	07/07/2006
FIP III	Sell	12,340	07/07/2006

FIP LTD	Sell	6,240	07/07/2006
FIP LP	Buy	10,000	07/10/2006
FIP LP	Buy	4,406	07/13/2006
FIP LP	Buy	12,155	07/14/2006
FIP III	Buy	940	07/17/2006
FIP LP	Buy	3,910	07/17/2006
FIP LTD	Buy	150	07/17/2006
FIP IV	Sell	11,600	07/20/2006
FIP IV	Buy	1,945	08/01/2006
FIP IV	Buy	3,660	08/01/2006
FIP III	Buy	8,830	08/01/2006
FIP III	Buy	16,573	08/01/2006
FIP LP	Buy	16,290	08/01/2006
FIP LP	Buy	30,600	08/01/2006
FIP LP	Buy	5,292	08/01/2006
FIP LTD	Buy	4,455	08/01/2006
FIP LTD	Buy	8,350	08/01/2006
FIP LTD	Buy	890	08/01/2006
LONGONLY	Buy	980	08/01/2006
LONGONLY	Buy	1,080	08/01/2006
Mr. Lund	Sell	38	08/03/2006
Mr. Lund	Sell	6,798	08/08/2006
Mr. Lund	Sell	3,500	08/14/2006
Mr. Lund	Sell	25,000	08/15/2006
Mr. Lund	Sell	35,000	08/15/2006
Mr. Lund	Sell	35,000	08/15/2006
Mr. Lund	Sell	50,000	08/18/2006
Mr. Lund	Sell	10,000	08/30/2006
Mr. Lund	Sell	10,000	08/31/2006
Mr. Lund	Sell	5,000	09/01/2006
Mr. Lund	Sell	10,400	09/01/2006
Mr. Lund	Sell	25,000	09/12/2006
Mr. Lund	Sell	25,000	09/12/2006
Mr. Lund	Sell	5,000	11/06/2006
Mr. Lund	Sell	20,000	11/06/2006
Mr. Lund	Sell	5,000	11/13/2006
Mr. Lund	Sell	5,000	11/14/2006
Mr. Lund	Sell	7,000	12/04/2006
FIP IV	Sell	6,590	12/15/2006
FIP III	Sell	76,387	12/15/2006
FIP LP	Sell	100,740	12/15/2006
FIP LTD	Sell	36,780	12/15/2006
LONGONLY	Sell	3,810	12/15/2006
SMA	Sell	37,570	12/15/2006
Foundation	Sell	11,367	12/26/2006
Plan	Sell	6,071	12/26/2006
BAHT	Sell	1,100	01/03/2007
CCTT	Sell	1,100	01/03/2007
FIP IV	Sell	4,360	01/03/2007
FIP III	Sell	59,960	01/03/2007

FIP LP	Sell	41,440	01/03/2007
FIP LTD	Sell	38,900	01/03/2007
LONGONLY	Sell	1,140	01/03/2007
Mr. E. Hovde	Sell	30,000	01/03/2007
SMA	Buy	145,800	01/03/2007
FIP IV	Sell	1,475	01/10/2007
Mr. Lund	Sell	6,225	01/12/2007
Mr. Lund	Sell	11,303	01/30/2007
FIP LP	Buy	4,500	01/31/2007
Mr. Lund	Sell	2,767	01/31/2007
FIP IV	Buy	540	05/01/2007
FIP IV	Buy	8,010	05/01/2007
FIP III	Buy	2,230	05/01/2007
FIP III	Buy	37,820	05/01/2007
FIP LP	Buy	3,430	05/01/2007
FIP LP	Buy	67,109	05/01/2007
FIP LTD	Buy	1,060	05/01/2007
FIP LTD	Buy	17,330	05/01/2007
LONGONLY	Buy	160	05/01/2007
LONGONLY	Buy	1,080	05/01/2007
SMA	Buy	2,580	05/01/2007
SMA	Buy	40,850	05/01/2007
Mr. Lund	Buy	799	05/01/2007
Mr. Lund	Buy	100	05/01/2007
Mr. Lund	Buy	200	05/01/2007
Mr. Lund	Buy	3,901	05/01/2007
Mr. Lund	Buy	5,000	05/01/2007
Mr. Lund	Sell	10,400	05/15/2007
Mr. Lund	Sell	600	05/15/2007
FIP III	Buy	1,520	06/18/2007
FIP LP	Buy	1,790	06/18/2007
SMA	Buy	1,690	06/18/2007
Mr. Lund	Buy	750	06/20/2007
Mr. Lund	Sell	100	06/20/2007
Mr. Lund	Sell	1,075	06/20/2007
Mr. Lund	Sell	200	06/20/2007
Mr. Lund	Buy	1,000	06/20/2007
Mr. Lund	Buy	1,000	06/20/2007
LONGONLY	Sell	3,400	07/25/2007
Mr. Lund	Buy	600	07/26/2007
Mr. Lund	Buy	85	07/26/2007
Mr. Lund	Buy	3,815	07/26/2007
FIP LP	Buy	18,845	07/30/2007
LONGONLY	Sell	18,845	07/30/2007
FIP LP	Buy	22,696	07/31/2007
FIP LP	Buy	1,767	08/03/2007
FIP LTD	Buy	430	08/03/2007
SMA	Buy	940	08/03/2007
FIP IV	Sell	2,640	08/08/2007
FIP III	Sell	9,840	08/08/2007

FIP LP	Sell	11,240	08/08/2007
FIP LTD	Sell	3,430	08/08/2007
SMA	Sell	6,850	08/08/2007
FIP III	Sell	1,740	08/09/2007
FIP LP	Sell	940	08/09/2007
FIP LTD	Sell	820	08/09/2007
FIP LP	Buy	640	09/11/2007
SMA	Buy	1,860	09/11/2007
FIP III	Buy	5,180	09/12/2007
FIP LP	Buy	10,443	09/12/2007
FIP LTD	Buy	2,580	09/12/2007
SMA	Buy	7,200	09/12/2007
FIP IV	Buy	100	09/13/2007
FIP III	Buy	3,850	09/13/2007
FIP LP	Buy	6,380	09/13/2007
FIP LTD	Buy	1,820	09/13/2007
SMA	Buy	4,224	09/13/2007
FIP IV	Buy	1,060	09/14/2007
FIP III	Buy	4,060	09/14/2007
FIP LP	Buy	7,090	09/14/2007
FIP LTD	Buy	2,030	09/14/2007
SMA	Buy	4,760	09/14/2007
FIP IV	Buy	1,320	09/17/2007
FIP III	Buy	5,050	09/17/2007
FIP LP	Buy	9,160	09/17/2007
FIP LTD	Buy	2,420	09/17/2007
SMA	Buy	6,050	09/17/2007
FIP IV	Buy	120	09/18/2007
FIP III	Buy	1,290	09/18/2007
FIP LP	Buy	1,880	09/18/2007
FIP LTD	Buy	630	09/18/2007
SMA	Buy	1,480	09/18/2007
FIP IV	Buy	2,110	09/25/2007
FIP III	Buy	8,800	09/25/2007
FIP LP	Buy	15,570	09/25/2007
FIP LTD	Buy	4,320	09/25/2007
SMA	Buy	10,700	09/25/2007
FIP IV	Buy	190	09/26/2007
FIP III	Buy	1,080	09/26/2007
FIP LP	Buy	1,900	09/26/2007
FIP LTD	Buy	540	09/26/2007
SMA	Buy	1,290	09/26/2007
FIP LTD	Buy	5,991	10/31/2007
FIP LTD	Buy	34,000	11/01/2007
Foundation	Sell	2,685	11/06/2007
Plan	Sell	4,175	11/06/2007
Mr. Lund	Sell	559	11/28/2007
FIP LP	Buy	1,910	11/30/2007
FIP LTD	Buy	12,090	11/30/2007
Mr. Lund	Sell	1,194	12/18/2007

SMA	Sell	16,600	01/02/2008
FIP IV	Buy	2,270	02/01/2008
FIP III	Buy	13,980	02/01/2008
FIP LP	Buy	51,286	02/01/2008
FIP LTD	Buy	44,920	02/01/2008
SMA	Buy	9,620	02/01/2008
FIP IV	Sell	3,930	04/02/2008
FIP III	Sell	54	04/02/2008
FIP LP	Buy	19,572	04/02/2008
FIP LTD	Buy	55,841	04/02/2008
SMA	Sell	71,429	04/02/2008

(1)
Topanga was a separately managed account of the Investment Advisor that has ceased operations. This account no longer exists.

(2)
Long Only, was a hedge fund managed by the Investment Advisor that has ceased operations.

GREAT WOLF RESORTS, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE
CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE

PROXY

        The undersigned appoints Eric D. Hovde and Richard T. Murray III, and each of them, agents with full power of substitution to vote all shares of common stock of Great Wolf Resorts, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company scheduled to be held at 2941 Fairview Park Drive, Suite 550, Falls Church, VA 22042, on May 28, 2008 at 9:00 a.m. (Eastern time), including any adjournments, postponements, or meeting which may be called in lieu thereof (the "Annual Meeting").

        The solicitation is being made on behalf of the Concerned Great Wolf Stockholders' Committee (the "Committee"), which is composed of the following members: Eric D. Hovde, Richard T. Murray III, Eric S. Lund, Steven D. Hovde, Richard J. Perry, Jr., Hovde Capital Advisors LLC, Financial Institution Partners, L.P., Financial Institution Partners, Ltd., Financial Institution Partners III, L.P., Financial Institution Partners IV, L.P., the Eric D. and Steven D. Hovde Foundation, the Hovde Financial, Inc. Profit Sharing Plan and Trust, the Britta Ann Hovde Trust, and the Carlin Christine Tucker Trust.

        The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse side and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Committee a reasonable time before this solicitation.

        IF YOU EXECUTE, DATE, AND RETURN THIS PROXY WITHOUT PROVIDING ANY DIRECTION ON THE REVERSE SIDE HEREOF AS TO HOW THIS PROXY SHOULD BE VOTED (I.E., WITH RESPECT TO THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY), THIS PROXY WILL BE VOTED FOR THOSE NOMINEES RECOMMENDED BY THE COMMITTEE AND/OR SELECTED BY THE COMMITTEE IN ITS SOLE DISCRETION.

        This proxy will be valid until the sooner of one year from the date indicated on the reverse side hereof or the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE HEREOF

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

The Committee has nominated Eric D. Hovde, Richard T. Murray III, and Eric S. Lund (the "Nominees") as nominees for election to the Board of Directors of the Company (the "Board") for a one-year term until the 2009 annual meeting of stockholders of the Company. There is no assurance that the individuals nominated for election to the Board by the Company through its management and current Board (the "Management Nominees"), if elected, will serve with Eric D. Hovde, Richard T. Murray III, or Eric S. Lund.

NOMINEES: —Eric D. Hovde —Richard T. Murray III —Eric S. Lund	FOR ALL NOMINEES [ ]	WITHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ]	FOR ALL NOMINEES EXCEPT THOSE NOMINEES WRITTEN BELOW [ ]

The Committee intends to use this proxy to vote (i) FOR Messrs. E. Hovde, Murray, and Lund and (ii) FOR the Management Nominees other than Joseph V. Vittoria, Elan Blutinger and Randy L. Churchey for whom the Committee is NOT seeking authority to vote for and WILL NOT exercise any such authority. You should refer to the Company Proxy Statement and form of proxy distributed by the Company for the names, backgrounds, qualifications, and other information concerning the Management's Nominees.

NOTE: If you do not wish for your shares to be voted "FOR" a particular Nominee, mark the "FOR ALL NOMINEES EXCEPT THOSE NOMINEES WRITTEN BELOW" box and write the name(s) of the Nominee(s) you do not support on the line below such box. Your shares will be voted for the remaining Nominee(s). You may also withhold authority to vote for one or more additional Management Nominee(s) by writing the name(s) of the Management Nominee(s) in the space immediately below:

THE COMMITTEE URGES YOU TO VOTE IN FAVOR OF THE ELECTION OF ERIC D. HOVDE, RICHARD T. MURRAY, AND ERIC S. LUND TO THE BOARD OF THE COMPANY

Dated:
(Signature)
(Signature, if held jointly)
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS THE NAME APPEARS ON THIS PROXY.

QuickLinks

RECORD DATE AND VOTING
REVOCATION OF PROXIES
ADDITIONAL INFORMATION
PROXY SOLICITATION; EXPENSES
CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
SCHEDULE I
GREAT WOLF RESORTS, INC. 2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE
PROXY